Exhibit 10.15

EMPLOYEE LOAN AGREEMENT

THIS EMPLOYEE LOAN AGREEMENT (the “Agreement”) is entered into as of January 20, 2004, by and between Fluidigm Corporation, a California corporation (the “Lender”), and Gajus V. Worthington (“Borrower”).

RECITALS

A. Borrower is employed by the Lender as its Chief Executive Officer and President.

B. The Lender and Borrower desire that the Lender lend to Borrower the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) for the purposes described in Section 1 below.

C. Borrower owns 2,447,000 shares of the Common Stock of the Lender, of which 833,334 shares, together with the other collateral described in the Stock Pledge Agreement, shall constitute security for the Loan (as defined below).

NOW, THEREFORE, the Lender and Borrower agree as follows:

AGREEMENT

1. PAYMENT: The Lender will lend to Borrower the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Loan”), such Loan to be made for the purposes of assisting Borrower to pay any costs, fees, or expenses (including, without limitation, purchase consideration, broker’s or agents commissions, mortgage points, closing costs, or similar costs or expenses) associated with Borrower’s purchase of a principal residence in the San Francisco Bay Area (the “Property”) and/or any improvements or other modifications made to any Property so purchased.

2. CONDITIONS PRECEDENT: The Lender’s obligation to extend the Loan to Borrower pursuant to this Agreement is expressly conditioned upon the satisfaction of or waiver by the Lender of all of the following conditions precedent, each of which is exclusively for the benefit of the Lender:

2.1 Borrower shall have delivered to the Lender each of the following (herein collectively referred to as “Loan Documents”):

(a) One (1) original promissory note in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) in substantially the same form as Exhibit A attached hereto (the “Note”), with all uncompleted information fully completed;

(b) One (1) fully executed, validly acknowledged Stock Pledge Agreement, providing for the pledge of 833,334 shares of Common Stock of the Lender and certain other collateral as security for the Note (collectively, the “Pledged Collateral”), in substantially the same form as Exhibit B attached hereto, with all uncompleted information fully completed (the “Stock Pledge Agreement”);

(c) Two (2) fully executed Stock Powers and Assignments Separate From Certificate attached as a part of Exhibit B hereto, with all uncompleted information fully completed, unless otherwise indicated thereon (the “Stock Power” );

(d) All certificates representing the securities that constitute Pledged Collateral as of the date of the closing of the Loan; and

(e) Two (2) fully executed Spousal Consents, in substantially the same form as Exhibit C attached hereto, with all uncompleted information fully completed (the “Spousal Consent”).

3. BORROWER’S REPRESENTATIONS AND WARRANTIES: Borrower hereby makes the following representations and warranties to the Lender, which representations and warranties shall be true and correct as of the date hereof and as of the date of the closing of the Loan, and Borrower acknowledges that the Lender is relying on such representations in making the Loan:

3.1 The Borrower has good and marketable title to the Pledged Collateral free and clear of any security interests, liens or encumbrances other than (i) joint ownership of the Pledged Collateral with Borrower’s spouse, and (ii) a right of first refusal and certain repurchase rights in favor of Lender. All of the shares that constitute Pledged Collateral are fully vested.

3.2 Other than the consent of Borrower’s spouse and the Lender, the consent of no other person or entity is required to grant the Lender the security interest in the Pledged Collateral.

3.3 There are no actions, proceedings, claims or disputes pending or, to Borrower’s knowledge, threatened against or affecting Borrower, the Pledged Collateral, or any other properties of Borrower.

4. BORROWER’S ADDITIONAL OBLIGATIONS: Borrower shall take any and all further actions that may from time to time be required to ensure that the Stock Pledge Agreement creates a security interest in favor of the Lender, which shall secure the Note. Borrower shall not sell, hypothecate or otherwise dispose of any interest in the Pledged Collateral and shall not encumber the Pledged Collateral or permit any lien to encumber the Pledged Collateral.

5. REPAYMENT OF LOAN: Borrower shall pay to the Lender the outstanding principal balance of the Note, together with all accrued, but unpaid interest thereon, and all other sums due hereunder, under the Note, the Stock Pledge Agreement or under any other document executed by Borrower in connection herewith in accordance with the terms and conditions of this Agreement, the Note, the Stock Pledge Agreement or such other document.

6. MATURITY EVENT: The Note shall immediately become due and payable, without notice or demand, upon the earlier to occur of January 20, 2011 or the occurrence of any “Maturity Event” as defined in the Note.

7. INTEREST PAYABLE BY BORROWER: Interest shall accrue on the unpaid principal amounts of the Note at the rate specified in the Note.

8. ENTIRE AGREEMENT: This Agreement, together with the Loan Documents, constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof.

9. NO COVENANT FOR EMPLOYMENT OR ADVANCES: Borrower understands and acknowledges that neither this Agreement nor any other Loan Document modifies Borrower’s at-will status at the Lender and does not constitute an employment agreement or a promise by the Lender to continue Borrower’s employment. Either the Lender or Borrower may terminate such employment relationship at any time, with or without cause.

10. NOTICES: All notices and other communications required or permitted hereunder shall be in writing and may be given by (a) personal delivery, (b) certified mail, postage prepaid, return-receipt requested, (c) courier service, fully prepaid for next business day delivery, or (d) facsimile. Any such notice shall be properly addressed to the address of the parties set forth on the signature page hereof and shall be deemed to have been given (i) if personally delivered, when delivered, (ii) if by certified mail, return-receipt requested, when delivered or refused, (iii) if by courier service, on the next business day following deposit, cost prepaid, with Federal Express or similar private carrier, or (iv) if by facsimile, instantaneously upon confirmation of receipt of facsimile. The Lender or Borrower may change their respective addresses by giving notice of the same in accordance with this paragraph. The term “business day” shall mean a day on which national banks are open for business in San Francisco, California.

11. ASSIGNMENT: Borrower may not assign any of his rights and/or duties under this Agreement (or any other Loan Document) without the prior written consent of the Lender, which consent may be withheld in the sole discretion of Lender. All of the rights and/or duties of the Lender under the Loan Documents, or any of them, shall be freely assignable. Subject to the foregoing, the rights and obligations of the Borrower and Lender under the Loan Documents shall be binding upon and shall inure to the benefit of the Borrower and Lender and their respective personal representatives, successors, heirs, and permitted assigns.

12. INCOME TAX CONSEQUENCES: Borrower hereby acknowledges that the Lender has made no representation or warranty to Borrower concerning the income tax consequences of the loan to Borrower and Borrower shall be solely responsible for ascertaining and bearing such tax consequences .

13. GOVERNING LAW: This Agreement shall be governed in all respects by the laws of the State of California.

14. HEADINGS: The titles and headings of the various paragraphs hereof are intended for means of reference and are not intended to place any construction on the provisions hereof.

15. INVALIDITY: If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions shall not be affected thereby and every provision hereof shall be valid and enforceable to the fullest extent permitted by law.

16. COUNTERPARTS: This Agreement may be executed in one (1) or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts, together, shall constitute one and the same instrument.

17. MISCELLANEOUS: Time is of the essence of this Agreement, the Loan Documents, and any other document executed by Borrower in connection therewith. If any action shall be commenced between the parties with respect to the Loan, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses from the non-prevailing party or parties. Liability hereunder shall be joint and several among Borrower and all other persons and entities now or hereafter liable for all or any part of the Loan. Notwithstanding any provision above to the contrary, the Lender may waive in writing or by notation initialed hereon any obligation of Borrower provided for herein.

18. JURY TRIAL: EACH OF LENDER AND BORROWER TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE STOCK PLEDGE AGREEMENT.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BORROWER:	THE LENDER:

FLUIDIGM CORPORATION

/s/ Gajus V. Worthington	By:	/s/ Erik T. Engelson
Gajus V. Worthington
Name: Erik T. Engelson

Title: Chief Financial Officer

Address:	Address: 7100 Shoreline Court
South San Francisco, California 94080

Telephone:	Telephone: (650) 266-6000

Facsimile:	Facsimile: (650) 871-7152

EXHIBIT A

FORM OF SECURED PROMISSORY NOTE

SECURED PROMISSORY NOTE

January 20, 2004	$250,000.00

South San Francisco, California

1. FOR VALUE RECEIVED, the undersigned, Gajus V. Worthington (“Borrower”), promises to pay to the order of Fluidigm Corporation, a California corporation (“Lender” ), at 7100 Shoreline Court, South San Francisco, California 94080 (or at such other place as Lender may from time to time designate by written notice to Borrower), in lawful money of the United States, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Principal”), together with interest from the date of this Secured Promissory Note (“Note”) on the unpaid principal balance at a rate equal to 3.52% per annum.

This is a limited recourse Note. The sole recourse of the holder of this Note in the event of the failure to pay this Note as and when due shall be limited to the “Pledged Collateral” as such term is defined in the Stock Pledge Agreement of even date herewith (the “Stock Pledge Agreement”).

2. PAYMENT: The Principal and interest due pursuant to this Note shall be paid as follows:

2.1 Upon the occurrence of a Maturity Event (as defined herein), Borrower shall pay to Lender all amounts due under this Note.

2.2 Subject to the provisions of Section 4 herein, the Principal amount of this Note and all accrued interest shall be due and payable on January 20, 2011 or earlier as follows:

(a) In the event that Borrower voluntarily terminates his employment with Lender without “good reason,” the Principal and all accrued interest shall be due and payable within thirty (30) days of such termination date. In the event that Borrower voluntarily terminates his employment with “good reason,” the Principal and all accrued interest shall be due and payable within thirty (30) days of such termination date; provided , however , that if Borrower executes a waiver of all claims against Lender in a form reasonably satisfactory to Lender, the Principal and accrued interest shall be due and payable on the date which is 12 months following the termination date. As used herein, “good reason” shall mean the occurrence of any of the following events without the Borrower’s written consent:

(i) a substantial diminution in the nature, status or prestige of Borrower’s responsibilities, title or reporting level or the addition of responsibilities of a nature, status or prestige inconsistent with the office of Chief Executive Officer and President of a company such as Lender;

(ii) the relocation of Lender’s executive offices or principal business location to a point more than one hundred (100) miles from the South San Francisco, California area;

(iii) a material reduction by Lender of Borrower’s annual salary or annual bonus as in effect on the date hereof or as the same may be increased from time to time (other than a general reduction applicable to all or substantially all officers of Lender); or

(iv) any action by Lender (including the elimination of benefit plans without providing substitutes thereof or the reduction of Borrower’s benefits thereunder) that would substantially diminish the aggregate value of Borrower’s fringe benefits as they exist at such time (other than an elimination in benefits that applies to all or substantially all officers of the Lender).

(b) In the event that Lender terminates Borrower’s employment with Lender for “cause,” the Principal and all accrued interest shall be due and payable within thirty (30) days of such termination date. In the event that Lender terminates Borrower’s employment with Lender other than for “cause,” the Principal and all accrued interest shall be due and payable within thirty (30) days of such termination date; provided , however , that if Borrower executes a waiver of all claims against Lender in a form reasonably satisfactory to Lender, the Principal and all accrued interest shall be due and payable on the date which is 12 months following the termination date. As used herein, “cause” shall mean the occurrence of any of the following events:

(i) Borrower’s repeated failure to satisfactorily perform his employment duties after written notice by the Board of Directors of Lender (the “Board”) of such deficiency and an opportunity to cure within a reasonable period;

(ii) Borrower has committed an act that is, in the opinion of the Board, intended to or does materially injure the business of Lender;

(iii) Borrower has refused or failed to follow lawful and reasonable directions of the Board, after written notice by the Board and a reasonable period thereafter to cure such performance;

(iv) Borrower has been convicted of a felony involving moral turpitude that is likely, in the opinion of the Board, to inflict or has inflicted material injury on the business of Lender;

(v) a determination by the Board that Borrower has engaged in conduct constituting sexual harassment of any current or former employee of Lender; or

(vi) a determination by the Board that Borrower is, or has been, engaging or in any manner participating in any activity which is directly competitive with, or intentionally injurious to, Lender.

(c) In the event the Board has determined, upon advice of counsel, that repayment is required to comply with “Applicable Law” (as defined herein), the Principal and all accrued interest shall be due and payable immediately upon such determination by the Board. As used herein, “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, including, but not limited to, the Sarbanes-Oxley Act of 2002, and the rules of any stock exchange or quotation system on which Lender’s securities are then listed or quoted or proposed to be listed or quoted, applicable to the taking or refraining from taking of any action under this Note.

(d) Without limiting the provisions of subsection (c) above, in the event that Lender (or any successor or assign) files a registration statement under the Securities Act of 1933, as amended (a “Registration”), or otherwise becomes an “Issuer” as such term is defined in the Sarbanes-Oxley Act of 2002, the Principal and all accrued interest shall be due and payable on the earliest of (i) the date immediately prior to date of filing of the registration statement with the Securities and Exchange Commission relating to the Registration or (ii) the date immediately prior to the date Lender otherwise becomes an “Issuer” within the meaning of the Sarbanes-Oxley Act of 2002; provided , however , in the event of any amendment to, or binding, non-appealable judicial interpretation of, Applicable Law that would permit Lender to maintain the indebtedness evidenced by the Loan after a Registration or such time as Lender becomes an “Issuer”, the Board may, in its sole and absolute discretion and with the advice of legal counsel, extend such due and payable date to a date not more than three years after the closing date of any initial public offering of the Lender’s securities pursuant to a Registration.

(e) In the event of a “Fundamental Corporate Transaction”, the Principal and all accrued interest shall be due and payable on the date which is 12 months following the effective date of the Fundamental Corporate Transaction. As used herein, a “Fundamental Corporate Transaction” shall mean:

(i) a merger or consolidation in which Lender is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of Lender in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of Lender or their relative stock holdings);

(ii) a merger in which Lender is the surviving corporation but after which the shareholders of Lender immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with Lender in such merger) cease to own their shares or other equity interest in Lender;

(iii) the sale of all or substantially all of the assets of Lender; or

(iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of Lender by tender offer or similar transaction.

2.3 Principal and interest shall be payable in lawful money of the United States. Interest shall be calculated on the basis of a 360-day year consisting of twelve (12) months, each of thirty (30) days, and shall compound annually. Each payment shall be applied first to accrued interest, then to any other amounts (other than Principal) payable hereunder as designated by Lender, and then to reduce Principal.

2.4 All payments made hereunder shall be made by Borrower free and clear of, and without deduction for, any and all present and future taxes, levies, charges, deductions and withholdings. Borrower shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, performance and enforcement of this Note.

3. SECURITY: This Note is secured by a pledge of shares of Common Stock of the Lender and other collateral (collectively, the “Shares”) as set forth in the Stock Pledge Agreement.

4. MATURITY EVENT: Upon the occurrence of a Maturity Event (as hereinafter defined), the entire unpaid Principal balance and all accrued interest shall become immediately due and payable without further demand or notice to Borrower. To the extent permitted by law, any of the following events shall be a “Maturity Event” under this Note and the Stock Pledge Agreement:

(a) Borrower shall fail to pay any amount of the Principal on this Note and all accrued interest when due and shall fail to cure such non-payment within ten (10) days following written notice of such delinquency.

(b) There shall occur a breach or default in the performance of any obligation of Borrower contained in this Note, the Stock Pledge Agreement, the Employee Loan Agreement executed concurrently herewith (collectively, the “Loan Documents”), or any other agreement now or hereafter entered into by Borrower, on the one hand, and the Lender, on the other hand, relating to the loan evidenced by this Note.

(c) Borrower shall sell, convey, encumber, grant any lien upon, or otherwise alienate the Shares or the Property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Lender being first had and obtained.

(d) Borrower (i) admits in writing his inability to pay debts, (ii) makes an assignment for the benefit of creditors, (iii) files a voluntary petition in bankruptcy, effects a plan or other arrangement with creditors, liquidates his assets under arrangement with creditors, or liquidates his assets under court supervision, (iv) has an involuntary petition in bankruptcy filed against him that is not discharged within sixty (60) days after such petition is filed, or (v) applies for or permits the appointment of a receiver or trustee or custodian for any of Borrower’s property or assets which shall not have been discharged within sixty (60) days after the date of appointment.

(e) The Principal and accrued interest shall have become due and payable, upon the happening of certain events, on such dates as are set forth in Section 2.2 herein.

(f) Any representation or warranty of Borrower contained herein or in any certificate or agreement entered into between Borrower for the benefit of Lender in connection herewith shall prove to be false or misleading in any material respect.

(g) Any lien or other encumbrance is imposed against the Shares; provided, however, that in the event that a lien or encumbrance is imposed against the Shares without the consent of Borrower, a Maturity Event shall not occur until the lien or other monetary encumbrance is imposed against the Shares for a period of at least thirty (30) days.

(h) One (1) year following the death of the Borrower.

(i) The occurrence of any event which causes the Loan and transactions contemplated under the Loan Documents to be prohibited under Applicable Law, including any prohibition of the Sarbanes-Oxley Act of 2002 or other prohibition relating to loans to officers of public companies under federal or state law.

5. LATE CHARGE: There shall be no late charge apart from the acceleration of Principal and the accrual of interest.

6. BORROWER’S REPRESENTATIONS: Borrower hereby makes the following representations and warranties to the Lender and acknowledges that Lender is relying on such representations in making the Loan:

6.1 Borrower has and shall have good and marketable title to the Shares free and clear of any security interests, liens or encumbrances other than (i) joint ownership of the Shares with Borrower’s spouse; (ii) a right of first refusal and repurchase rights in favor of the Lender entered into in connection with the purchase of the Shares; and (iii) the Stock Pledge Agreement in favor of Lender securing this Note. The Shares are and shall be fully vested.

6.2 Other than the consent of Borrower’s spouse, the consent of no other person or entity is required to grant to Lender the security interest in the Shares evidenced by the Stock Pledge Agreement.

6.3 There are no actions, proceedings, claims, or disputes pending or, to the Borrower’s knowledge, threatened against or affecting Borrower or the Shares.

7. BORROWERS’ ADDITIONAL OBLIGATIONS: Borrower shall take any and all further actions that may from time to time be required to ensure that the Stock Pledge Agreement creates a valid first priority security interest on the Shares in favor of the Lender as security for the Note. Borrower shall not further encumber the Shares or permit any lien or other security interest to encumber the Shares. Upon request by Lender, but not more frequently than once during any calendar year, Borrower shall furnish evidence reasonably satisfactory to the Lender that: (i) Borrower has good and marketable title to the Shares; (ii) the consent of no other person or entity is required to grant a first priority security interest in the Shares to the Lender; (iii) the Stock Pledge Agreement is a first priority security interest in the Shares, and (iv) there are no other security interests, liens or encumbrances against the Shares. If it should be hereafter determined that there are defects against title or matters which could result in defects against title to the Shares, or that the consent of another person or entity is required to grant to and perfect in the Lender a valid first priority security interest on the Shares, Borrower shall promptly take all action necessary to remove such defects and to obtain such consent and grant (or cause to be granted) and perfect such security interest on the Shares. Failure of the Stock Pledge Agreement to be a valid first priority security interest on the Shares shall be deemed a Maturity Event as aforesaid.

8. ATTORNEYS’ FEES: In the event of Borrower’s default hereunder, Borrower shall pay all costs of collection, including reasonable attorneys’ fees incurred by the holder hereof on account of such collection, whether or not suit is filed hereon.

9. WAIVER: The waiver by Lender of any breach of or default under any term, covenant or condition contained herein or in any other agreement referred to above shall be in writing and shall not be deemed to be a waiver of any subsequent breach of or default under the same or any other such term, covenant or condition.

10. NO USURY: Borrower hereby represents and warrants that at no time shall the proceeds of the indebtedness evidenced hereby be used “primarily for personal, family, or household purposes” as that term is defined and used in Article XV of the California Constitution (as amended from time to time). Anything in this Note to the contrary notwithstanding, it is expressly stipulated and agreed that the intent of Borrower and Lender are to comply at all times with all usury and other laws relating to this Note. If the laws of the State of California would now or hereafter render usurious, or are revised, repealed or judicially interpreted so as to render usurious, any amount called for under this Note, or contracted for, charged or received with respect to the loan evidenced by this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender be credited to the principal balance of this Note (or, if this Note has been paid in full, refunded to Borrower), and the provisions of this Note immediately be deemed reformed and the amounts therefor collectible hereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

11. PREPAYMENT: Borrower may prepay all or any portion of this Note at any time prior to the time it is due, with no premium or penalty.

12. GENERAL PROVISIONS: This Note shall be governed by and construed in accordance with the laws of the State of California. The makers of this Note hereby waive presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consent that Lender may extend the time for payment or otherwise modify the terms of payment or any part of the whole of the debt evidenced by this Note, at the request of any person liable hereon, and such consent shall not alter nor diminish the liability of any person. Borrower hereby waives the defense of the statute of limitations in any action on this Note to the extent permitted by law. Time is of the essence of this Note, the Loan Documents and any other document executed by Borrower in connection therewith. Liability hereunder shall be joint and several among Borrower and all other persons and entities now or hereafter liable for all or any part of the Loan.

13. ACKNOWLEDGEMENT BY BORROWER: THIS NOTE, THE LOAN AGREEMENT, THE STOCK PLEDGE AGREEMENT, AND ALL RELATED DOCUMENTATION ARE EXECUTED VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OF OR ON BEHALF OF THE BORROWER, WITH THE FULL INTENT OF CREATING THE OBLIGATIONS AND SECURITY INTERESTS DESCRIBED HEREIN AND THEREIN. BORROWER ACKNOWLEDGES THAT: (a) BORROWER HAS READ SUCH DOCUMENTATION; (b) BORROWER HAS BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION AND EXECUTION OF SUCH DOCUMENTATION BY LEGAL COUNSEL OF BORROWER’S OWN CHOICE (OR HAS KNOWINGLY AND VOLUNTARILY CHOSEN NOT TO SEEK SUCH REPRESENTATION);

(c) BORROWER UNDERSTANDS THE TERMS AND CONSEQUENCES OF THIS NOTE, THE EMPLOYEE LOAN AGREEMENT, THE STOCK PLEDGE AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTATION AND THE OBLIGATIONS THEY CREATE; AND (d) BORROWER IS FULLY AWARE OF THE LEGAL AND BINDING EFFECT OF THIS NOTE, THE EMPLOYEE LOAN AGREEMENT, THE STOCK PLEDGE AGREEMENT AND THE OTHER DOCUMENTS CONTEMPLATED BY OR ENTERED INTO IN CONNECTION WITH THIS NOTE.

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

/s/ Gajus V. Worthington
Gajus V. Worthington

[Signature Page to Secured Promissory Note]

EXHIBIT B

FORM OF STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT, dated as of January 20, 2004 (this “Pledge Agreement”), is executed by Gajus V. Worthington, (“Debtor”), in favor of Fluidigm Corporation, a California corporation (“Secured Party”).

RECITALS

A. Debtor and Secured Party are parties to an Employee Loan Agreement (the “Loan Agreement”), and Debtor has executed a Secured Promissory Note dated as of the date hereof (the “Note”), in favor of the Secured Party in the principal amount of $250,000.00.

B. In order to induce the Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Pledge Agreement and to pledge and grant to Secured Party the security interest in the Pledged Collateral described below.

PLEDGE AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

1. Definitions and Interpretation. Unless otherwise defined herein, all other capitalized terms used herein and defined in the Note shall have the respective meanings given to those terms in the Note, and all terms defined in the California Uniform Commercial Code (the “UCC”) shall have the respective meanings given to those terms in the UCC.

2. The Pledge. To secure the Obligations as defined in Section 3 hereof, Debtor hereby pledges to Secured Party, and grants to Secured Party a security interest in, all of Debtor’s right, title and interest, whether now existing or hereafter arising in all instruments, certificated and uncertificated securities, money and general intangibles of, relating to or arising from the following property (the “Pledged Collateral”):

(a) The shares of stock of the Company more particularly described on Schedule A attached hereto (the “Pledged Shares”);

(b) All dividends (including cash dividends), other distributions (including stock redemption proceeds), or other property, securities or instruments in respect of or in exchange for the Pledged Shares, whether by way of dividends, stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares or otherwise; and

(c) All proceeds of the foregoing (“Proceeds”).

3. Security for Obligations. The obligations secured by this Pledge Agreement (the “Obligations”) shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to the Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Debtor hereunder and thereunder and under the Loan Agreement, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

4. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

5. Representations and Covenants. Debtor hereby represents and warrants as follows:

(a) Issuance of Pledged Shares, Etc. The Pledged Shares have been duly authorized and are validly issued and are fully paid and non-assessable, and the Pledged Shares are owned by Debtor free and clear of any and all liens, pledges, encumbrances or charges (other than the lien created in favor of Secured Party by this Pledge Agreement and a right of first refusal and certain repurchase rights granted to the Secured Party in connection with Debtor’s purchase of the Shares), and Debtor has not optioned or otherwise agreed to sell, hypothecate, pledge, or otherwise encumber or dispose of the Pledged Shares. The Pledged Shares are fully vested.

(b) Security Interest. The pledge of the Pledged Collateral creates a valid security interest in the Pledged Collateral, which security interest is a perfected and first priority security interest, securing the payment of the Obligations and the obligations hereunder.

(c) Restatement of Representations and Warranties. On and as of the date any property becomes Pledged Collateral, the foregoing representations and warranties shall apply to such additional Pledged Collateral.

6. Further Assurances.

(a) Further Instruments and Documents; Action. Debtor agrees that at any time and from time to time, at Debtor’s expense, Debtor will promptly execute and deliver all further instruments and documents, including without limitation all additional Pledged Collateral, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

(b) Margin Regulations. In the event that Secured Party’s Common Stock is now or later classified as “margin stock” as such term is defined under Regulation U of the Board of Governors of the Federal Reserve System (“Regulation U”) and Secured Party is classified as a “lender” within the meaning of Regulation U, Debtor agrees to cooperate with Secured Party in making any amendments to the Note (and related agreements) or providing any additional collateral as may be necessary to comply with such regulations.

(c) Liens on Pledged Collateral. Debtor agrees not to create, incur, assume or suffer to exist any lien or security interest of any kind upon the Pledged Collateral.

7. Voting Rights; Dividends; Etc.

(a) Rights Prior to an Event of Default. So long as no Event of Default shall have occurred and be continuing:

(i) Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral (including the Pledged Shares) or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement.

(ii) Debtor shall be entitled to receive and retain free and clear of the security interest of Secured Party hereunder any and all dividends and interest paid in respect of the Pledged Shares, provided , however , that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for any Pledged Shares, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Shares, shall be, and shall be forthwith delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement) to be held as part of the Pledged Collateral.

(b) Rights Following an Event of Default. Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

(ii) All dividends and interest payments which are received by Debtor contrary to the provisions of subparagraph (i) of this Section 7(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor and shall be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

8. Events of Default.

(a) Event of Default. An “Event of Default” shall mean the occurrence of one or more of the following described events:

(i) Debtor shall default in the payment of principal or interest on the Note when the same is due, or default in the payment of any expense or other amount payable under the Loan Agreement, the Note or under this Pledge Agreement; or

(ii) Debtor shall breach the provisions of Section 6(c) of this Pledge Agreement; or

(iii) Debtor shall default in the performance of, or there shall be a breach of, any term, provision, representation, warranty, covenant, agreement or obligation (other than a covenant, agreement or obligation referred to in Section 8(a)(i) or Section 8(a)(ii) of this Pledge Agreement) contained in the Loan Agreement, Note or this Pledge Agreement and Debtor shall fail to cure such default within ten (10) days after written notice thereof from Secured Party.

(b) Rights Under the UCC. In addition to all other rights granted hereby, by the Note, by the Loan Agreement and by law, Secured Party shall have, with respect to the Pledged Collateral, the rights and obligations of a secured party under the UCC.

(c) Sale of Pledged Collateral. Debtor acknowledges and recognizes that Secured Party may be unable to effect a public sale of all or a part of the Pledged Collateral (including the Pledged Shares) and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Debtor acknowledges that any such private sales may be at prices and on terms less favorable to Secured Party than those of public sales, and agrees that so long as such sales are made in good faith such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party has no obligation to delay sale of any Pledged Collateral to permit the issuer thereof to register it for public sale under the Securities Act of 1933, as amended or under any state securities law.

(d) Notice, Etc. In any case where notice of sale is required, ten (10) days’ notice shall be deemed reasonable notice. Secured Party may have resort to the Pledged Collateral or any portion thereof with no requirement on the part of Secured Party to proceed first against any other person, entity or property.

(e) Other Remedies. Upon the occurrence and during the continuance of an Event of Default, (i) at the request of Secured Party, Debtor shall assemble and make available to Secured Party all records relating to the Pledged Collateral at any place or places specified by Secured Party, together with such other information as Secured Party shall request concerning Debtor’s ownership of the Pledged Collateral and relationship to the Company; and (ii) Secured Party or its nominee shall have the right, but shall not be obligated, to vote or give consent with respect to the Pledged Collateral (including the Pledged Shares) or any part thereof.

9. Secured Party Appointed Attorney-in-Fact.

Debtor hereby appoints Secured Party as Debtor’s attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party’s discretion and to the full extent permitted by law to take any action and to execute any instrument which Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement in accordance with the terms and provisions hereof, including without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

Debtor hereby ratifies all reasonable actions that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred on Secured Party hereunder are solely to protect its interests in the Pledged Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Secured Party or any of its officers, directors, employees or agents be responsible to Debtor for any act or failure to act, except for gross negligence or willful misconduct.

10. Release of Pledged Collateral.

Subject to any applicable law, rule or regulation to the contrary, upon written request of Debtor no more than once per calendar quarter, Secured Party shall deliver to Debtor a certificate or certificates representing so many full Pledged Shares (or other securities issued in respect thereof) the fair market value of which, as determined by the Board of Directors of the Company in its sole discretion, is greater than the principal amount and interest due under the Note as of the date of such delivery. Upon delivery of the certificate or certificates by Secured Party, such Pledged Shares (or other securities in respect thereof) shall no longer constitute Pledged Collateral.

11. Miscellaneous.

(a) Notices. All notices and other communications required or permitted hereunder shall be in writing and may be given by (a) personal delivery, (b) certified mail, postage prepaid, return-receipt requested, (c) courier service, fully prepaid for next business day delivery, or (d) facsimile. Any such notice shall be properly addressed to the address of the parties set forth on the signature page hereof and shall be deemed to have been given (i) if personally delivered, when delivered, (ii) if by certified mail, return-receipt requested, when delivered or refused, (iii) if by courier service, on the next business day following deposit, cost prepaid, with Federal Express or similar private carrier, or (iv) if by facsimile, instantaneously upon confirmation of receipt of facsimile. The Secured Party or Debtor may change their respective addresses by giving notice of the same in accordance with this paragraph. The term “business day” shall mean a day on which national banks are open for business in San Francisco, California.

(b) Nonwaiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c) Amendments and Waivers. This Pledge Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d) Assignments. Debtor may not assign any of his rights and/or duties under this Agreement without the prior written consent of the Secured Party, which consent may be withheld in the sole discretion of Lender. All of the rights and/or duties of the Secured Party under this Agreement, shall be freely assignable. Subject to the foregoing, the rights and obligations of the Debtor and Secured Party under this Agreement shall be binding upon and shall inure to the benefit of the Debtor and Secured Party and their respective personal representatives, successors, heirs, and permitted assigns.

(e) Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Pledge Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the Note or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Debtor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Pledged Collateral or to pursue any remedy in Secured Party’s power.

(f) Partial Invalidity. If any time any provision of this Pledge Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Pledge Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(g) Expenses. Each of Debtor and Secured Party shall bear its own costs in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Pledge Agreement.

(h) Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Debtor has caused this Pledge Agreement to be executed as of the day and year first above written.

/s/ Gajus V. Worthington
Gajus V. Worthington

Address:

Telephone:

Facsimile:

ACKNOWLEDGED: FLUIDIGM CORPORATION

By:	/s/ Erik T. Engelson

Name:	Erik T. Engelson

Title:	CFO

Address:	7100 Shoreline Court South San Francisco, California 94080

Telephone:	(650) 266-6000

Facsimile:	(650) 871-7152

SCHEDULE A

TO STOCK PLEDGE AGREEMENT

SHARES

	Certificate	Certificate
Issuer	Number(s)	Date(s)	Registered Holder	Number of Shares

Fluidigm Corporation	226	01/15/04	Gajus V. Worthington	500,000 (Common Stock)

Fluidigm Corporation	224	01/15/04	Gajus V. Worthington	333,334 (Common Stock)

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Pledge Agreement dated as of January 20, 2004 by and between Gajus V. Worthington and Fluidigm Corporation, a California corporation, the undersigned hereby sells, assigns and transfers unto     ,     (      ) shares of Common Stock of Fluidigm Corporation, a California corporation, standing in the undersigned’s name on the books of said corporation represented by certificate number      delivered herewith, and does hereby irrevocably constitute and appoint      as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:

/s/ Gajus Worthington
(Signature)

Gajus Worthington
(Please Print Name)

/s/ Jami Worthington
(Spouse’s Signature, if any)

Jami Worthington
(Please Print Name)

This Assignment Separate From Certificate was executed in conjunction with the terms of a Stock Pledge Agreement between the above assignor and Fluidigm Corporation, dated as of January 20, 2004.

Instruction: Please do not fill in any blanks other than the signature and name lines.

EXHIBIT C

SPOUSAL CONSENT

I acknowledge that I have read the foregoing Employee Loan Agreement by and between Gajus V. Worthington (“Borrower”) and Fluidigm Corporation (the “Agreement”), the Secured Promissory Note (the “Note”) and the Stock Pledge Agreement (the “Stock Pledge Agreement”, and together with the Agreement and the Note, the “Loan Documents”) and that I know their contents. I hereby consent to and approve all of the provisions of the Loan Documents, and agree that any interest I may have in or to the Pledged Collateral (as defined in the Stock Pledge Agreement) is subject to all the provisions of the Loan Documents. I will take no action at any time to hinder operation of the Loan Documents or any interest I may have in or to them.

/s/ Jami Worthington	Date:
Signature of Borrower’s Spouse

Jami Worthington
Spouse’s Name — Typed or Printed

C-1